Exhibit 99.4

[Form]

Privileged and Confidential

Hunton & Williams (Thailand) Limited

LEGAL OPINION

TO:	Sea Limited 1 Fusionopolis Place, #17-10 Galaxis, Singapore 138522	DATE:

FROM:	Hunton & Williams (Thailand) Limited

RE:	Offering of American Depositary Shares Representing Ordinary Shares of Sea Limited

Dear Sir/Madam,

A.	Introduction

We are qualified lawyers of the Kingdom of Thailand (“Thailand”) and as such are qualified to issue this opinion (“Opinion”) on the laws and regulations of Thailand effective as of the date hereof.

B.	Purpose

We act as the Thailand counsel to Sea Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), and this Opinion is delivered to you solely for your benefit in connection with (i) the proposed initial public offering (the “Offering”) of American depositary shares (the “ADSs”) by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), initially submitted by the Company to the Securities and Exchange Commission on April 24, 2017 under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange or the NASDAQ Global Select Market.

C.	Documents

In rendering this opinion, we have examined originals or copies of the due diligence documents and such other documents, corporate records and certificates issued by the government authorities in Thailand provided to us by the Company and Local Subsidiaries (collectively the “Documents”).

D.	Key Definitions

“Governmental Agencies” means any Thai court or Thai governmental agency or body.

“Governmental Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, Governmental Agencies.

“Local Subsidiaries” mean Garena Online (Thailand) Co., Ltd., Garena Online Holding 1 (Thailand) Co., Ltd., Garena Online Holding 2 (Thailand) Co., Ltd., Shopee (Thailand) Co., Ltd., Shopee Holding 1 (Thailand) Co., Ltd., Shopee Holding 2 (Thailand) Co., Ltd., AirPay (Thailand) Co., Ltd., Garena Holding 1 (Thailand) Co., Ltd., and Garena Holding 2 (Thailand) Co., Ltd.

“Thai Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, circulars, judicial interpretations of Thailand currently in effect.

E.	Assumptions

For the purpose of this Opinion, we have assumed (without making independent investigation or verification of these assumptions) the following:

1.	the authenticity of all signatures, seals, duty stamps, or markings on originals or photocopies of the Documents;

2.	the authenticity, completeness, and factual accuracy of all Documents presented as originals to us and the conformity with the originals and the completeness of all Documents which were presented in electronic form or a photocopied form;

3.	that the Documents (other than the articles of association of each of the Local Subsidiaries) were valid, enforceable and effective during the period of time this Opinion was being prepared and issued;

4.	there have been no amendments to the Documents;

5.	that the registers of directors and the lists of shareholders of each of the Local Subsidiaries provided for our review are complete and have recorded all appointments of directors of such entities and registered all of such entities’ shareholders, up to and including the date of this Opinion;

6.	that the resolutions appearing in the minutes of meetings of each of the Local Subsidiaries provided for our review constitutes a full and accurate record of all resolutions passed by the shareholders and the board of directors of each such entity, up to and including the date of this Opinion, and that such resolutions have not been revoked, rescinded, or amended by any subsequent resolutions;

7.	that the meetings of the shareholders and board of directors of each of the Local Subsidiaries fully comply with the requirements of their respective articles of association and Thai Laws;

8.	to the extent that the result of company and other searches referred to in this Opinion are unavailable, inaccurate and/or outdated, each of the Local Subsidiaries has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution or administration of the Local Subsidiaries and no receiver, trustee, administrator, administrative receiver or similar officer has been appointed in relation to the Local Subsidiaries or any of their assets or revenues; and that the information disclosed in the searches was correct and complete and remains correct and complete as at the date of this opinion;

9.	that all Governmental Authorizations provided for our review are in full force and effect have not been revoked, rescinded, or amended;

10.	that the Company has effective control over each of Garena Limited (formerly known as Gas Limited), Shopee Limited and Airpay Limited, all of which are incorporated in Cayman Islands;

11.	that there have been no changes in the circumstances of the business of each Local Subsidiaries since the respective dates of our reviews, and we have not sought to update the information contained in this Opinion; and

12.	that all information and documents provided to us for review are complete and not misleading and nothing, which may have an effect on this Opinion, has been omitted from such information and documents.

F.	Qualifications

In connection with this Opinion, you should note that:

1.	the Opinion is limited to matters governed by Thai Laws as presently enacted and applied;

2.	the Opinion is given on the basis of Documents that have been provided in the virtual data room as of the date hereof; and

3.	this Opinion is subject to, and the enforceability of any documents may be limited by: (i) all applicable laws relating to bankruptcy, insolvency, reorganization, administration, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights generally; and (ii) by general principles of equity and may also be subject to the limitation of actions by prescription.

G.	Opinions

Based on our review of the Documents provided to us and subject to the assumptions and qualifications contained herein, we are of opinion that:

1.	Corporate Structure

a)	Each of the Local Subsidiaries has been duly incorporated and is validly existing under Thai Laws.

b)	All of the outstanding shares of capital stock of each of the Local Subsidiaries (i) have been duly authorized and validly issued; (ii) are fully paid and any Government Authorizations required under Thai Laws for the ownership of the Local Subsidiaries by the relevant shareholders have been duly obtained; and (iii) are non-assessable (meaning that each of the Local Subsidiaries does not have the right to demand further payment from the shareholders of such shares); and are free and clear of all liens, encumbrances, security interests, mortgages, pledges, equities or claims or any third-party rights.

c)	The Company is entitled to exercise effective control over each of the Local Subsidiaries through its respective Cayman Islands subsidiaries as described in the Registration Statement (namely, Garena Limited, Shopee Limited and Airpay Limited) according to the currently effective articles of association of each of the Local Subsidiaries. The articles of association of each of the Local Subsidiaries comply with the requirements of applicable Thai Laws and are in full force and effect.

d)	The ownership structure of the Local Subsidiaries is, and immediately after the completion of the Offering will be, in compliance with the requirements of applicable Thai Laws.

2.	Thai Laws

All statements in connection with the Local Subsidiaries set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Business”, and “Regulation”, in each case insofar as such statements describe or summarize Thai Laws referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Thai Laws referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respects. The disclosures containing our opinions in the Registration Statement under the captions “Corporate History and Structure”, “Risk Factors” and “Enforceability of Civil Liabilities” constitute our opinions.

This Opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering. We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Sincerely,

Hunton	& Williams (Thailand) Limited